Exhibit 10.7

LETTER AGREEMENT

This LETTER AGREEMENT (this “Letter Agreement”), dated as of October 16, 2026, by and among the parties set forth on the signature pages hereto (the “Side Letter Parties”), is being entered into in connection with the merger of Atlas Mobility Sub, Inc., a Delaware corporation (“Merger Sub”), a newly formed, direct wholly owned subsidiary of Mobility (USA) Corporation, a Delaware corporation (“SpinCo”), with and into Dana Incorporated, a Delaware corporation (“Dana”), with Dana continuing as the surviving corporation and becoming a direct wholly owned subsidiary of SpinCo (the “Merger” and such time as the Merger becomes effective, the “Merger Effective Time”). Capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in that certain Agreement and Plan of Merger, dated as of June 10, 2026, by and among Eaton Corporation plc, an Irish public limited company, Eaton Corporation, a corporation registered in the State of Ohio, SpinCo, Merger Sub and Dana (as it may be amended, restated and/or otherwise modified from time to time, the “Merger Agreement”). Notwithstanding anything to the contrary in the Merger Agreement and the Separation and Distribution Agreement, in consideration of the premises, and of the covenants and agreements set forth herein, the Side Letter Parties hereby agree as follows:

1.

Prior to the Merger Effective Time, SpinCo shall have formed a Delaware limited liability company (“Merger Sub LLC”), as its direct wholly owned subsidiary. For U.S. federal income tax purposes, (a) Merger Sub LLC shall be treated as an entity disregarded as separate from SpinCo and (b) neither SpinCo nor Merger Sub LLC shall make any entity classification election in respect of Merger Sub LLC inconsistent therewith.

2.

Immediately following the Merger Effective Time, pursuant to an integrated plan of reorganization that includes the Merger, Dana shall merge with and into Merger Sub LLC, with Merger Sub LLC continuing as the surviving entity and a direct wholly owned subsidiary of SpinCo (the “Second Merger” and such time as the Second Merger becomes effective, the “Second Merger Effective Time”).

3.

The Merger and the Second Merger, taken together, are intended for U.S. federal income tax purposes to qualify as a single statutory merger of Dana with and into SpinCo that qualifies as a “reorganization” within the meaning of Section 368(a)(1)(A) of the Code without regard to Section 368(a)(2)(E) of the Code.

4.

This Letter Agreement and the Merger Agreement constitute, and are hereby adopted as, a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) with respect to the Merger and the Second Merger (taken together).

5.	Section 7.3(b)(ii) of the Merger Agreement is amended to read as follows:

“Merger Partner to obtain the opinion of Merger Partner Tax Counsel, in form and substance reasonably acceptable to Merger Partner, dated as of the Closing Date, on the basis of the facts and customary representations and assumptions set forth or referred to in such opinion and the Merger Representation Letters, that the Merger and the Second Merger (as defined in that certain Letter Agreement dated as of October 16, 2026, by and among the parties set forth on the signature pages thereto), taken together, will be treated as a single integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code (the “Merger Tax Opinion”).”

6.

From and after the execution of this Letter Agreement by the parties hereto, each reference in the Separation and Distribution Agreement, the Merger Agreement and all other Ancillary Agreements to the “Merger Tax Opinion” and the “Intended Tax Treatment” (in the case of the definition of “Intended Tax Treatment,” only as applicable to the “Merger” tax consequences described in clause (a)(vii) thereof) are hereby (and, to the extent an Ancillary Agreement has not been executed, prior to execution, shall be) amended and interpreted consistent with the tax treatment of the Merger and the Second Merger described in Sections 3, 4 and 5 hereof.

7.

Subject to the following provisos, the SpinCo Group (following the Second Merger Effective Time) shall not refinance the SpinCo Debt (as defined in the Separation and Distribution Agreement) within thirty (30) days after the Distribution; provided, that for the avoidance of doubt, (a) nothing herein shall restrict or prevent the Merger Partner Refinancing, (b) SpinCo Debt for this purpose shall in no event include any amounts owed or drawn under any revolving facility, and (c) Dana, its Affiliates or any member of the SpinCo Group may at any time (i) guarantee or become a co-obligor of the SpinCo Debt or (ii) use cash on hand not financed with new borrowings incurred on or after the Merger Effective Time to repay or prepay all or any portion of the SpinCo Debt.

8.	The first sentence of Section 7.24 of the Merger Agreement is amended to read as follows:

“All sales, use, privilege, transfer (including real property transfer), intangible, recordation, registration, documentary, stamp, duty or similar Taxes (“Transfer Taxes”) imposed on, by account of, or with respect to the Merger shall be borne by the party on whom such Transfer Taxes are imposed, and all Transfer Taxes imposed on, by account of, or with respect to the Second Merger (as defined in that certain Letter Agreement dated as of October 16, 2026, by and among the parties set forth on the signature pages thereto), determined on a “with and without” basis, shall be borne exclusively by Dana (or, as applicable, Merger Sub LLC), as the context may require. Moreover, the parties hereto further acknowledge and agree that any Transfer Taxes that are the responsibility of Dana with respect to either the Merger or the Second Merger, as applicable, and any other Taxes arising from the activities, assets or liabilities of Dana and its subsidiaries, as applicable, resulting from, by account of, or with respect to the Second Merger (as defined in that certain Letter Agreement dated as of October 16, 2026, by and among the parties set forth on the signature pages thereto), shall constitute “SpinCo Taxes” as such term is (or shall be) defined in the Tax Matters Agreement.”

9.

Except as expressly provided in this Letter Agreement, all the terms, conditions and provisions of the Separation and Distribution Agreement and the Merger Agreement remain unchanged and in full force and effect. Additionally, and except as expressly provided herein, this Letter Agreement is limited precisely as written and shall not be deemed to modify any other term or condition of the Separation and Distribution Agreement, the Merger Agreement or any of the documents referred to therein.

10.

This Letter Agreement shall form a part of the Separation and Distribution Agreement and the Merger Agreement (in each case, with respect to the provisions of this Letter Agreement relevant thereto) for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Letter Agreement by the parties hereto, each reference in the Separation and Distribution Agreement and Merger Agreement to “this Agreement”, the “Agreement”, “hereunder”, “hereof” or words of like import, and each reference to the Agreement in any other agreements, documents or instruments executed and delivered pursuant to, or in connection with, the Agreement, will mean and be a reference to the Separation and Distribution Agreement or the Merger Agreement, as applicable, as amended by this Letter Agreement. Notwithstanding the foregoing, all references in the Agreement or any exhibit or schedule thereto to “the date hereof” or the “date of this Agreement” shall refer to June 10, 2026.

11.

Sections 9.2 (Counterparts; Entire Agreement; Corporate Power), 9.4 (Governing Law; Submission to Jurisdiction; Waiver of Jury Trial), 9.8 (Assignability), 9.9 (Third-Party Beneficiaries), 9.10 (Notices), 9.11 (Severability), 9.13 (Headings), 9.16 (Amendments) and 9.17 (Interpretation) of the Separation and Distribution Agreement are hereby incorporated herein by reference, mutatis mutandis, as if fully set forth herein.

IN WITNESS WHEREOF, the Side Letter Parties have caused this Letter Agreement to be executed as of the date first written above.

EATON CORPORATION PLC

By:	/s/ Sergio Letelier
Name: Sergio Letelier
Title: SVP, Strategy and Corporate Development

EATON CORPORATION

By:	/s/ Sergio Letelier
Name: Sergio Letelier
Title: SVP, Strategy and Corporate Development

EATON CAPITAL UNLIMITED COMPANY

By:	/s/ Nicolas Papaioannou
Name: Nicolas Papaioannou
Title: Director

MOBILITY (USA) CORPORATION

By:	/s/ Sergio Letelier
Name: Sergio Letelier
Title: President

ATLAS MOBILITY SUB, INC.

By:	/s/ Sergio Letelier
Name: Sergio Letelier
Title: Vice President

DANA INCORPORATED

By:	/s/ Timothy R. Kraus
Name: Timothy R. Kraus
Title: Executive Vice President and Chief Financial Officer